Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of December 7, 2025 (the “Effective Date”) by and among Mirum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on the signature pages hereto, severally and not jointly (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, the Company is party to that certain Agreement and Plan of Merger and Reorganization, by and among the Company, Bjork Merger Sub I, a Delaware corporation and a direct wholly owned subsidiary of the Company, Bjork Merger Sub II, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, Bluejay Therapeutics, Inc., a Delaware corporation (“Bluejay”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Bluejay securityholders and, dated on or about the date hereof (the “Purchase Agreement”), pursuant to which, the Company will acquire all of the outstanding securities of Bluejay (the “Acquisition”);

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, (A) an aggregate amount equal to $163,335,003.52 of shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) at a per Share purchase price equal to the Share Purchase Price (as defined below), and/or (B) an aggregate amount equal to $36,733,440.12 of pre-funded warrants to purchase shares of Common Stock, substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”) at a per Pre-Funded Warrant purchase price equal to the Pre-Funded Warrant Purchase Price (as defined below), in accordance with the terms and provisions of this Agreement, immediately following the closing of the Acquisition; and

WHEREAS, contemporaneously with the entry into this Agreement, the parties hereto have executed and delivered a Registration Rights Agreement, in the form attached hereto as Exhibit B, to become effective upon the Closing (as defined below), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Pre-Funded Warrant Shares (as defined below) under the 1933 Act and applicable state securities laws.

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1 AUTHORIZATION OF SECURITIES AND PRE-FUNDED WARRANT SHARES.

1.01 The Company has authorized the sale and issuance of shares of Common Stock and the Pre-Funded Warrants and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) on the terms and subject to the conditions set forth in this Agreement and the Pre-Funded Warrant, as applicable. The shares of Common Stock and, if applicable, Pre-Funded Warrants sold hereunder at the Closing (as defined below) shall be referred to as the “Securities.”

SECTION 2 SALE AND PURCHASE OF THE SECURITIES.

2.01 Upon the terms and subject to the conditions contained herein, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing to take place remotely via exchange of executed documents (the “Closing” and the date of the Closing, the “Closing Date”) to occur immediately following the closing of the Acquisition, that number of Shares and Pre-Funded Warrants, if any, set forth opposite such Purchaser’s name on the Schedule of Purchasers hereto for the Aggregate Purchase Price.

2.02 At or prior to the Closing, each Purchaser will pay the Aggregate Purchase Price set forth opposite such Purchaser’s name on the Schedule of Purchasers hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least two Business Days prior to the Closing (the “Wire Instructions Notice”). If so requested by the Company in the Wire Instructions Notice and agreed by the applicable Purchaser, the Aggregate Purchase Price of each Purchaser shall be paid into an escrow fund or trust account designated by the Company in writing (the “Escrow Account”) to be released to the Company only upon satisfaction of each of the closing conditions set forth in Section 6 below. In the event the Closing does not occur within three Business Days of the Closing Date specified in the Wire Instructions Notice, unless otherwise agreed by the Company and such Purchaser, the Company shall, or shall cause the escrow agent for the Escrow Account to, promptly (but not later than two Business Days thereafter) return the Aggregate Purchase Price to each Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by such Purchaser. On the Closing Date, the Company will deliver, against payment by each Purchaser of its Aggregate Purchase Price, (i) the Shares in book-entry form, and shall provide evidence of such issuance from the Company’s transfer agent as of the Closing Date to each Purchaser and (ii) a Pre-Funded Warrant, in each case, in the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers hereto, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), in the name of each Purchaser (or its nominee or to a custodian designated by such Purchaser, in accordance with the delivery instructions). Notwithstanding anything to the contrary in this Agreement, (a) if a Purchaser affirmatively notifies the Company at least two (2) Business Days prior to the Closing Date that it is (i) an investment company registered under the Investment Company Act of 1940, as amended, (ii) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (iii) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities, such Purchasers shall not be required to fund their respective Aggregate Purchase Price until such Purchasers receive evidence of the issuance of the Shares to the Purchaser (or its custodian or nominee in accordance with its delivery instructions) in form and substance reasonably acceptable to such Purchaser and, if applicable, Pre-Funded Warrants, on and as of the Closing Date and (b) the Schedule of Purchasers may be amended by the Company and the affected Purchaser up to three (3) Business Days prior to the Closing, without the consent of the other parties hereto, to reflect the actual number of Securities purchased by each Purchaser at the Closing, provided that the Company shall provide to Purchasers such updated Schedule of Purchasers.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to the Company as of the date of this Agreement and as of the Closing Date that:

3.01 Validity. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and, assuming that this Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company, each constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.02 Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

3.03 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by the Purchaser who is entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

3.04 Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

3.05 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.06 No General Solicitation. The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser, on the one hand, and (x) the Company; (y) Morgan Stanley & Co. LLC, Leerink Partners LLC, Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Citizens JMP Securities, LLC (the “Placement Agents”) and/or (z) their respective representatives, on the other hand. The Securities were offered to the Purchaser solely by direct contact between the Purchaser and the Company, the Placement Agents and/or their respective representatives. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including the Company, the Placement Agents or their respective representatives), other than the SEC Reports, the Deal 8-K and the statements, representations and warranties by the Company contained in this Agreement, in making its investment or decision to invest in the Company. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means, and none of the Company, the Placement Agents or their respective representatives acted as an investment adviser, broker or dealer to the Purchaser. The Purchaser acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the 1933 Act, or any state securities laws. The Purchaser has a substantive pre-existing relationship with the Company, one of the Placement Agents or their respective Affiliates.

3.07 Accredited Investor; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser (i) is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) under the 1933 Act and (ii) is either (a) a qualified institutional buyer (as defined in Rule 144A of the 1933 Act) or (b) an institutional account as defined in FINRA Rule 4512(c) that has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement, and has sufficient knowledge and experience in investing in investments similar to the Securities to properly evaluate the merits and risks of the investment in the Securities. The Purchaser is able to bear the substantial risks of an investment in the Securities including but not limited to loss of the Purchaser’s entire investment therein.

3.08 Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that, under such laws and applicable regulations, such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

3.09 Review and Advisors. In making its decision to subscribe for and purchase the Securities, the Purchaser has relied solely upon its own independent investigation, the SEC Reports, the Deal 8-K and upon the statements, representations, warranties and covenants set forth herein. Except for the foregoing, the Purchaser has not relied on any statements or other information provided by the Company or the Placement Agents or any of their respective affiliates, or any of their respective control persons, officers, directors, employees, partners, agents or representatives, concerning the Company or the Securities or the offer and sale of the Securities or the Purchaser’s decision to purchase the Securities. The Purchaser agrees and acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company. The Purchaser acknowledges and agrees that such Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company and the Acquisition. The Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such financial and other information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchasers to rely thereon or the right of the Purchasers to rely on the truth, accuracy and completeness of the SEC Reports and the Deal 8-K.

3.10 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on the Schedule of Purchasers, or as otherwise noted on the Schedule of Purchasers.

3.11 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities and the terms of the Acquisition with the Company’s management. The Purchaser has had access to, and an adequate opportunity to review, financial and other information as the Purchaser deems necessary to make the Purchaser’s decision to purchase the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchasers to rely thereon or the right of the Purchasers to rely on the truth, accuracy and completeness of the SEC Reports and the Deal 8-K.

SECTION 4 REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Purchasers as of the date of this Agreement and as of the Closing Date that:

4.01 Absence of Changes. The Company has conducted its business only in the ordinary course of business (except for the execution and performance of the Transaction Agreements and the Purchase Agreement, and the discussions, negotiations, and transactions related thereto) and (i) there has not been any change, condition, event, circumstance, occurrence, result, state of facts or development that has or would reasonably be expected to have a materially adverse effect on the business, financial condition, assets, operations, results of operations, stockholders’ equity or financial performance of the Company and its subsidiaries, taken as a whole, or the ability of the Company to timely comply with its obligations under the Transaction Agreements (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in the Transaction Agreements and the Purchase Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iv) neither the Company nor any of its subsidiaries has made any material change in or material amendment to, modification of or waiver of any material right under, or termination of any material contract and (v) there has not been any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

4.02 Organization and Good Standing. The Company is a corporation duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority (i) to conduct its business in all material respects in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used in all material respects and (iii) to perform its obligations under all contracts by which it is bound in all material respects. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each of the Company’s subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is incorporated or organized has all necessary power and authority (i) to conduct its business in all material respects in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used in all material respects and (iii) to perform its obligations under all contracts by which it is bound in all material respects. Each of the Company’s subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.03 Validity; Valid Issuance of Securities and Pre-Funded Warrant Shares. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated thereby, subject only to the terms of the Purchase Agreement. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery by the Purchaser, this Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities laws or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable and free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities laws, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law, and the holder of the Pre-Funded Warrant Shares, upon issuance of such shares, shall be entitled to all rights accorded to a holder of Common Stock.

4.04 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 hereof and except as set forth in the Purchase Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or giving of notice to, any Governmental Entity (as defined below) is required on the part of the Company in connection with the execution and delivery of, or the consummation of the transactions contemplated by the Transaction Agreements.

4.05 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate or articles of incorporation, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and the performance of the Transaction Agreements and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the Pre-Funded Warrant Shares) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (2) result in any violation of the provisions of the certificate or articles of incorporation, bylaws or similar organizational document of the Company or any of its subsidiaries or (3) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (1) and (3), for such violations as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of the Transaction Agreements or the Purchase Agreement.

4.06 Absence of Proceedings. There is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would have or reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of the Transaction Agreements or the Purchase Agreement.

4.07 Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect.

4.08 Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not have or reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not have or reasonably be expected to have a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

4.09 Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have or reasonably be expected to have a Material Adverse Effect.

4.10 Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.11 Regulatory Matters. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action; and (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

4.12 Compliance With Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

4.13 SEC Reports; Deal 8-K. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Securities and Exchange Commission (the “Commission”) since its initial registration of the class of Common Stock under the 1934 Act (the “SEC Reports”) is available to Purchasers via the Commission’s EDGAR system. None of the SEC Reports filed under the 1934 Act contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the class of shares of Common Stock under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance with respect to any of the SEC Reports. At the time it was provided to the Purchasers, the Deal 8-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.14 Financial Statements. The Company has filed with the Securities and Exchange Commission its (i) audited balance sheets as of December 31, 2024, together with related audited statements of income, stockholders’ equity and cash flows, and notes thereto for the fiscal year then ended, and (ii) unaudited balance sheets as of March 31, 2025, June 30, 2025 and September 30, 2025, in each case, together with related unaudited statements of operations, income, stockholders’ equity and cash flows, and notes thereto, of the Company for the fiscal period then ended ((i) and (ii) collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes and other presentation items required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, between September 30, 2025, and the date of this Agreement, the Company has not incurred any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business; (b) obligations under contracts and commitments incurred in the ordinary course of business; (c) liabilities for transaction expenses incurred in connection with the transactions contemplated by the Transaction Agreements and the Purchase Agreement; and (d) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered to provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with GAAP. The Company has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. The Company meets the requirements for use of Form S-3ASR under the 1933 Act. The Company is not, and has never been, an issuer subject to Rule 144(i) under the 1933 Act.

4.15 Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the 1934 Act and are listed for trading on the Nasdaq Global Market under the symbol “MIRM”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC (“Nasdaq”) or the Commission to prohibit or terminate the listing of the shares of Common Stock on the Nasdaq Global Market or to deregister the class of shares of Common Stock under the 1934 Act. The Company has taken no action that is designed to terminate the registration of the class of shares of Common Stock under the 1934 Act.

4.16 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”), and (ii) 200,000,000 shares of Common Stock. As of December 4, 2025, (i) no Preferred Shares are issued and outstanding and (ii) 51,683,837 shares of Common Stock are issued and outstanding. As of December 4, 2025, (i) options to acquire 9,559,078 shares of Common Stock were issued and outstanding and (ii) 1,431,761 restricted stock units and/or performance stock units were unvested and outstanding. Except as set forth above and pursuant to the other Subscription Agreements and arrangements referred to in the SEC Reports filed prior to the date of this Subscription Agreement, there are no outstanding other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. Other than as disclosed in the SEC Reports and as contemplated in the Deal 8-K, the Company does not have any subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Other than as disclosed in the SEC Reports, there are no stockholder agreements, voting trusts or other similar agreements or understandings to which the Company is a party or by which it is bound. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities hereunder or under any other Subscription Agreement, or by the issuance of the Pre-Funded Warrant Shares pursuant to the terms of the Pre-Funded Warrants, in each case, that have not been or will not be waived on or prior to the Closing Date.

4.17 No Additional Agreements. The Company has not entered into any side letter or similar agreement with any investor, including, without limitation, any other Purchaser, in connection with such investor’s direct or indirect investment in the Company’s securities. No Subscription Agreement with any other Purchaser includes terms and conditions that are more favorable to such other Purchaser thereunder than the Purchaser hereunder, other than (i) terms particular to the regulatory requirements of such other Purchaser or its affiliates or related funds that are mutual funds or (ii) the closing mechanics set forth in Section 2.

4.18 Private Placement. None of the Company, its subsidiaries or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the issuance and sale of the Securities is exempt from registration under the 1933 Act.

4.19 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.20 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities or solicited any offers to buy any Securities, under any circumstances that would require registration under the 1933 Act of the offer and sale of the Securities by any form of general solicitation or general advertising.

4.21 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3 hereof, none of the Company, its subsidiaries or, to the Company’s knowledge, any of its or their Affiliates or any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any National Exchange on which any of the securities of the Company are listed or designated, and the Company, its subsidiaries and, to the Company’s knowledge, any of its or their Affiliates or any Person acting on its or their behalf will not, directly or indirectly, take any action or steps that would require the registration of the issuance by the Company of the Securities under the 1933 Act.

4.22 Brokers. Other than the Placement Agents, there is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any broker, investment banker, financial advisor, finder or other Person that has been retained by or is authorized to act on behalf of the Company for fees of a type contemplated in this Section 4.22 that may be due in connection with the transactions contemplated by the Transaction Agreements.

4.23 Reliance by Purchasers. The Company acknowledges that each Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth in this Agreement.

SECTION 5 COVENANTS.

5.01 Further Assurances. At or prior to Closing, each party agrees to cooperate and generally do such reasonable acts and things in good faith as may be necessary to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement and effectuate the intents and purposes of this Agreement subject to the terms and conditions hereof.

5.02 Disclosure of Transactions and Other Material Information. The Company, on or before 9:00 a.m., New York City time, on the Business Day immediately following the date of this Agreement (or if this Agreement is executed between midnight and 9:00 a.m., New York City Time, on any Business Day, then no later than 9:01 a.m., New York City time, on the Effective Date), shall issue one or more press releases (the “Press Release”) and file with the Commission the Deal 8-K and the actual issuance of the Press Release or filing of such Current Report on Form 8-K, the “Disclosure Time”), which Current Report on Form 8-K shall include as exhibits this Agreement, the Purchase Agreement and the Press Release, disclosing all material terms of the transactions contemplated hereby and any other material nonpublic information within the meaning of the federal securities laws that the Company, Bluejay or their respective officers, directors, employees, agents, including the Placement Agents, or any other Person acting at the direction or on behalf of the Company or Bluejay has provided to the Purchasers in connection with the transactions contemplated by this Agreement or the Purchase Agreement prior to the filing of the Deal 8-K (which includes the material terms of the transactions contemplated hereby, the material terms of the Purchase Agreement and the transactions contemplated thereby and any other material non-public information made available to the Purchasers). The Company represents and warrants that, from and after the Disclosure Time, no Purchaser shall be in possession of any material, nonpublic information received from the Company, Bluejay or their respective officers, directors, employees, agents, including the Placement Agents, or other Person acting at their direction or on their behalf. The Company shall not, and shall cause Bluejay and its officers, directors, employees, agents, including the Placement Agents, and any other Person acting at their direction or on their behalf not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (including by e-mail) of such Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which the Company’s securities are listed for trading or (C) to the extent such disclosure contains only information previously approved in accordance with this Section 5.02, and in the case of any disclosure to be made pursuant to clause (ii), the Company will provide such Purchaser with prior written notice (including by e-mail) of and an opportunity to review and comment on the applicable portion of such filing. Upon the Disclosure Time, each Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company, Bluejay or their respective officers, directors, Affiliates, employees or agents, or any other Person, including the Placement Agents, acting at their direction or on their behalf. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

5.03 Listing. The Company shall use its commercially reasonable efforts to take all steps necessary to cause the Shares and Pre-Funded Warrant Shares to be approved for listing on Nasdaq as promptly as possible, but in any event prior to Closing.

5.04 Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.05 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

5.06 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. This provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

SECTION 6 CONDITIONS OF CLOSING.

6.01 Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, unless otherwise waived by such Purchaser solely as to itself.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on the Effective Date, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except (i) to the extent expressly made as of an earlier date in which case such representations and warranties shall be true and correct as of such earlier date and (ii) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects on and as of the Closing Date (except to the extent that such representations and warranties shall be true and correct as of such earlier date)).

(b) Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate, in form and substance reasonably acceptable to the Purchasers, certifying that the conditions specified in Sections 6.01(a), 6.01(b), 6.01(d), 6.01(f), 6.01(g), 6.01(h) and 6.01(n) of this Agreement have been fulfilled.

(d) Qualification under Securities Laws; Consents. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement. The Company shall have obtained in a timely fashion any and all other consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities and issuance of the Securities and the Pre-Funded Warrant Shares pursuant to the terms of the Pre-Funded Warrants, all of which shall be and remain so long as necessary in full force and effect.

(e) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate, in form and substance reasonably acceptable to the Purchasers (such consent not to be unreasonably withheld, conditioned or delayed), certifying (i) the certificate of incorporation and bylaws of the Company, (ii) authorization of the Board of Directors of the Company approving this Agreement and the transactions contemplated under this Agreement (including the Purchase Agreement) and (iii) as to certificates evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware as of a date within five Business Days of the Closing Date.

(f) Acquisition. All conditions to the closing of the Acquisition shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Purchase Agreement), and the closing of the Acquisition shall be set to occur immediately prior to the Closing hereunder. No amendment or waiver of the Purchase Agreement (as the same exists as of the date hereof in the form provided to the Purchaser) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits the Purchaser would reasonably expect to receive with regard to the Securities that Purchaser is acquiring pursuant to this Agreement, including, but not limited to, a material change to the upfront amount of cash consideration paid for Bluejay.

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity that prohibits the consummation of any of the transactions contemplated by this Agreement or the Purchase Agreement.

(h) No Suspension. No suspension by Nasdaq of the qualification of the Common Stock for offering or sale or trading, or initiation or threatening of any proceedings by Nasdaq for any of such purposes, shall have occurred.

(i) Other Subscription Agreements. There has been no amendment, modification or waiver of one or more of the other Subscription Agreements (including via a side letter or other agreement) that materially benefits one or more other Purchasers unless the Purchaser has been offered the same benefits.

(j) Registration Rights Agreement. The Company shall have delivered the fully executed Registration Rights Agreement and such agreement shall by its terms come into full force and effect concurrently with the Closing.

(k) Opinion of Company Counsel. The Purchasers shall have received from Cooley LLP, counsel for the Company, an opinion, dated as of the Closing, in customary form and substance to be reasonably agreed upon with the Purchasers and addressing such legal matters as the Purchasers and the Company reasonably agree.

(l) Nasdaq. The Company shall have filed with Nasdaq a Listing of Additional Shares notification form for the listing of the Shares and the Pre-Funded Warrant Shares, a copy of which shall have been made available to the Purchasers upon request, without objection from Nasdaq.

(m) Transfer Agent Materials. The Company shall have furnished all required materials to its transfer agent to reflect the issuance of the Securities at the Closing.

(n) No Material Adverse Effect. Since the Effective Date, no Material Adverse Effect shall have occurred.

(o) Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants.

6.02 Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct as of the Effective Date and true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b) Performance. Each Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(d) Acquisition. All conditions to the closing of the Acquisition shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Purchase Agreement), and the closing of the Acquisition shall be set to occur immediately prior to the Closing hereunder.

(e) Financing Amount. The Company shall receive at Closing the Financing Amount.

SECTION 7 TRANSFER RESTRICTIONS; RESTRICTIVE LEGEND.

7.01 Transfer Restrictions. Each Purchaser understands that there are restrictions on the sale, transfer or other disposition of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the 1933 Act and applicable state securities laws with respect to the Shares and the Pre-Funded Warrant Shares proposed to be transferred shall then be effective or (b) the Company has received, if requested, an opinion from counsel to the Company reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the 1933 Act, and the rules promulgated by the Commission thereunder, including under Rule 144, and with all applicable state securities laws. It is understood that the certificates or book entries evidencing the Securities shall bear substantially the following legend:

“THESE SECURITIES [AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THESE SECURITIES (THE “SECURITIES”)] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.”

SECTION 8 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement.

“1933 Act” means the Securities Act of 1933, as amended, together with the rules and regulations thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Aggregate Purchase Price” means the aggregate purchase price of the Purchaser’s Pre-Funded Warrant Purchase Price, if any, and the aggregate Share Purchase Price as set forth under the heading “Aggregate Purchase Price” in the Schedule of Purchasers hereto.

“Business Day” means any day except (a) a Saturday, Sunday or (b) any day on which banks in the City of New York are authorized or required by law to remain closed or executive order to be closed; provided, however, that Lincoln’s Birthday (February 12) shall not be excluded from the definition of Business Day by virtue of this clause (b).

“Deal 8-K” means the form of 8-K provided to Purchasers, substantially in the form to be filed with the Commission at the Disclosure Time.

“Financing Amount” means $200,068,443.64.

“National Exchange” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the New York Stock Exchange.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrant Purchase Price” means an amount equal to $68.4799.

“Purchaser Majority” means, prior to the Closing, the Purchasers committed to purchase at least a majority the Securities, provided that such majority includes each Purchaser who has committed to purchase (together with its affiliates and affiliated funds) at least $20,000,000 of the Securities and, following the Closing, both (i) the Purchasers who hold at least a majority of the Securities still held by the Purchasers, and (ii) each Purchaser (A) whose Aggregate Purchase Price (together with its affiliates and affiliated fund) exceeds $20,000,000 and (B) who continues to hold (together with its affiliates and affiliated funds) at least fifty percent (50%) of the Securities purchased on the Closing Date.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and each Purchaser, in the form attached hereto as Exhibit B, to be effective as of the Closing.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

“Share Purchase Price” means an amount equal to $68.4800.

“Transaction Agreements” means this Agreement, the Pre-Funded Warrants, and the Registration Rights Agreement.

SECTION 9 MISCELLANEOUS.

9.01 Waivers and Amendments. Neither this Agreement, nor any provision hereof, may be changed, waived, amended or modified orally or by course of dealing, but only by an instrument in writing executed by the Company and each Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.02 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, (d) on the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 9.02 prior to 5:00 P.M., New York City time, on a Business Day or (e) the next Business Day after the date of transmission, if such notice or communication is delivered by electronic mail at the e-mail address specified in this Section 9.02 on a day that is not a Business Day or after 5:00 P.M., New York City time, on any Business Day, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers; provided, in the cases of clauses (d) and (e), that notice shall not be deemed given or effective if the sender receives an automatic system-generated response that such electronic mail was undeliverable. The addresses for such notices and communications shall be as follows:

if to the Company:

Mirum Pharmaceuticals, Inc.

989 East Hillsdale Boulevard, Suite 300

Foster City, CA 94404

Attention: General Counsel

Email: legal@mirumpharma.com

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Jason Kent

Email: jkent@cooley.com

or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.02.

9.03 Cumulative Remedies. None of the rights, powers or remedies conferred upon each Purchaser, on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise. Each of the Purchasers and the Company acknowledges and agrees that, in view of the uniqueness of the securities referenced herein and the transactions contemplated hereby and by the Purchase Agreement, money damages will not provide an adequate remedy at law if this Agreement or the Purchase Agreement are not performed in accordance with their terms, and therefore agrees that, in addition to being entitled to exercise all rights provided hereunder or granted by law, including recovery of damages (money or otherwise), each of the Purchasers and the Company shall be entitled to seek specific performance under this Agreement, without the requirement of either proving the inadequacy of monetary damages as a remedy (or irreparable harm) or the posting of a bond. The parties hereby agree to waive in any action for specific performance of any obligation the defense that a remedy at law would be inadequate.

9.04 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the Purchasers may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3 hereof). The Company may not assign its rights or obligations hereof without the consent of each Purchaser. This Agreement shall not inure to the benefit of or be enforceable by any other person.

9.05 Exculpation of Placement Agents. Each party hereto, individually and not jointly, agrees for the express benefit of each of the Placement Agents, its affiliates and its representatives that:

(a) Each of the Placement Agents is acting solely as financial advisor to the Company in connection with the sale of the Securities and is not acting in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for any Purchaser, or any other person or entity in connection with the sale of Securities.

(b) No Placement Agent or any of its affiliates or any of its representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company, (ii) has prepared any disclosure or offering document in connection with the offer and sale of the Securities by the Placement Agents or their respective affiliates, (iii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any advice or recommendation to the Purchasers in connection with the purchase or sale of the Securities, (iv) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants or the Purchase Agreement, or in connection with any of the transactions contemplated by such agreements, including any valuation, offering or marketing materials, or any omissions from such materials, (v) has any responsibilities with respect to any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, accuracy, completeness, value, genuineness, legality, validity or enforceability (with respect to any person) or any thereof, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants or the Purchase Agreement, or in connection with any of the transactions contemplated by such agreements, including any valuation, offering or marketing materials, or any omissions from such materials, (vi) shall be liable for the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Bluejay, the Acquisition or the transactions contemplated by this Agreement; or (vii) shall be liable or have any obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise to any Purchaser or to any person claiming through such Purchaser, (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Registration Rights Agreement or the Purchase Agreement, (y) for anything which any of them may do or refrain from doing in connection with this Agreement, the Registration Rights Agreement or the Purchase Agreement, or (z) for anything otherwise in connection with the purchase and sale of the Securities, except in each case, for such party’s own gross negligence, willful misconduct or bad faith.

(c) Each of the Placement Agents, its respective affiliates and its respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

9.06 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.07 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. IN ANY ACTION OR PROCEEDING BETWEEN ANY OF THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, EACH OF THE PARTIES: (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE GENERAL JURISDICTION OF ANY STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK IN THE STATE OF NEW YORK, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH CLAUSE (A) OF THIS SECTION 9.06, (C) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (D) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY, (E) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.02 OF THIS AGREEMENT AND (F) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

9.08 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 and the agreements and covenants set forth in Sections 5 and 9 shall survive the Closing for the applicable statute of limitations (unless such covenant or agreement terminates earlier in accordance with its terms), which shall not be extended by Section 8106(c) of Title 10 of the Delaware Code or any similar law. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.09 Counterparts; Effectiveness. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

9.10 Entire Agreement. This Agreement, together with the Registration Rights Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement and subject to Section 5.02, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser as of the date hereof.

9.11 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

9.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the 1934 Act), and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

9.13 Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time that the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Purchaser Majority, or (c) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Agreement are not consummated; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

9.14 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that each of the Placement Agents will be entitled to rely, as an express third-party beneficiary, on the representations and warranties of the Purchasers and the Company set forth in Section 3 and Section 4 hereof, the covenants set forth in Section 5 hereof and Sections 9.04, 9.05, 9.08, 9.12 and 9.13 hereof.

9.15 Waiver of Conflicts. Each party to this acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Purchase Agreement and the transactions contemplated hereby (together, the “Financing”), and has negotiated the terms of the Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent one or more other parties to this Purchase Agreement and/or their Affiliates in other matters, including matters that are similar, but not substantially related, to the Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. The Company and each other party to this Purchase Agreement hereby (a) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (b) acknowledges that, with respect to the Financing, Cooley has represented solely the Company and no other party, (c) gives its informed consent to Cooley’s representation of the Company in the Financing and Cooley’s representation of other parties to this Purchase Agreement and/or their Affiliates in other matters, and (d) in the event of any contradiction between this provision and any engagement letter by and between any Purchaser (or the investment adviser to the Purchaser) and Cooley, the terms of the engagement letter shall govern.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

MIRUM PHARMACEUTICALS, INC.

By:
Name:	Eric Bjerkholt
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

INVESTOR:

[NAME]

By:
Name:
Title:

Email Address of Authorized Signatory: _______________________________

Address for Notice under the Agreement: _______________________________

_____________________________________

_____________________________________

Tax Identification Number of Investor: _______________________________

Equiniti Account Number (if applicable): _______________________________

Address for Equiniti Account (if different): _______________________________

_____________________________________

_____________________________________

Address for delivery of hard copy of

the Pre-Funded Warrant (if different): _______________________________

_____________________________________

_____________________________________

Aggregate Purchase Price:

Shares of Common Stock:

Pre-Funded Warrant Shares:

Beneficial Ownership Limit Election for Pre-Funded Warrant (if applicable):	☐ 4.99% or ☐ 9.99% or ☐ 19.99% or ☐ N/A

SCHEDULE OF PURCHASERS

Exhibit A

FORM OF PRE-FUNDED WARRANT

A-1

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

B-1